Exhibit 4.15(a)

ACCESS INDUSTRIES HOLDINGS LLC
730 FIFTH AVENUE
NEW YORK, NEW YORK 10019

as of April 30, 2008

LyondellBasell Industries AF S.C.A.
15-17 avenue Gaston Diderich, L-1420
Luxembourg

Lyondell Chemical Company
1221 McKinney Street, Suite 700
Houston, Texas 77010

Basell Finance Company B.V.
Hoeksteen 66
2132 MS Hoofddorp
The Netherlands

Re: Revolving Credit Agreement Consent

Ladies and Gentlemen:

Reference is hereby made to that certain Revolving Credit Agreement, dated as of March 27, 2008 (the “Agreement”), among LyondellBasell Industries AF S.C.A. (formerly known as Basell AF S.C.A.), a Luxembourg limited partnership (société en commandite par actions), Lyondell Chemical Company, a Delaware corporation, as the U.S. Borrower, Basell Finance Company B.V., a Dutch corporation limited by shares, as the Foreign Borrower, and Access Industries Holdings LLC, as the lender (the “Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

Pursuant to Section 9.01 of the Agreement, if at any time any provision in the Senior Credit Agreement which is substantially the same as a provision in the Agreement is amended, then, to the extent approved by the Lender, the Agreement is automatically deemed to be amended to the extent of such amendment. On April 30, 2008, the Senior Credit Agreement was amended and restated in accordance with the terms thereof. The Lender hereby consents to such amendment and restatement of the Senior Credit Agreement and the Lender hereby further consents to the amendment of the Agreement to the extent of the amendments set forth in the Senior Credit Agreement, in each case pursuant to and as applicable to the provisions of the Agreement.

This letter shall be governed by and construed in accordance with the laws of the State of New York and may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

(Signature page follows)

Very truly yours,

ACCESS INDUSTRIES HOLDINGS LLC, as
the Lender

By:           ACCESS INDUSTRIES
MANAGEMENT, LLC
Its:           Sole Manager

By:                 /s/ Alejandro Moreno
Name:            Alejandro Moreno
Title:              Vice President